UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2016

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Professional Diversity Network, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 614-0950

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 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2016, Professional Diversity Network, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), in order to increase the number of authorized shares of its common stock, par value $0.01 per share (the “Common Stock”), to 45,000,000 shares.

The filing of the Certificate of Amendment followed the approval by the Company’s stockholders at the special meeting of stockholders held on October 17, 2016 (the “Special Meeting”), as described in Item 5.07 below.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Special Meeting the Company’s stockholders voted on (i) the proposal to approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance and sale to Cosmic Forward Limited (“CFL”) at a price of $1.20 per share ($9.60 on a post-split basis), of a number of shares of Common Stock, such that, after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement dated August 12, 2016, by and between CFL and the Company (the “Purchase Agreement”), CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis (the “Nasdaq Approval Proposal”) and (ii) the proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock to 45,000,000 shares (the “Authorized Shares Proposal”), both as described in more detail in the Company’s Special Meeting proxy statement filed with the Securities and Exchange Commission on September 16, 2016.

Set forth below are the voting results on each matter submitted to the stockholders at the Special Meeting.  As previously disclosed, on September 27, 2016, the Company implemented a reverse stock split of its Common Stock, at a ratio of 1-for-8.  Because the record date for the Special Meeting preceded the effective date of the reverse stock split, the voting results are reported on a pre-split basis.

Nasdaq Approval Proposal: The Company’s stockholders voted to approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance and sale to CFL at a price of $1.20 per share ($9.60 on a post-split basis), of a number of shares of Common Stock, such that, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis.

For	Against	Abstain	Broker Non-Votes
9,712,706	57,647	0	2,251,713

Authorized Shares Proposal: The Company’s stockholders voted to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock to 45,000,000 shares.

For	Against	Abstain
11,941,045	81,021	0

In connection with the Special Meeting, the Company also solicited proxies with respect to the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that (a) a quorum was not present at the Special Meeting or (b) there were not sufficient affirmative votes present at the Special Meeting to adopt the Nasdaq Approval Proposal or the Authorized Shares Proposal (the “Adjournment Proposal”).  Because there were sufficient votes from the Company’s stockholders to approve each of the Nasdaq Approval Proposal and the Authorized Shares Proposal, adjournment of the Special Meeting to a later date was unnecessary and the Adjournment Proposal was not called.

Item 9.01.          Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc., dated October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2016	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ David Mecklenburger
David Mecklenburger Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc., dated October 17, 2016.